     As filed with the Securities and Exchange Commission on April 23, 2007

                                                      Registration No. 033-64763

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                             COMPUTER HORIZONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           New York                                           13-2638902
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                            49 OLD BLOOMFIELD AVENUE
                      MOUNTAIN LAKES, NEW JERSEY 07046-1495
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

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                             COMPUTER HORIZONS CORP.
                             EMPLOYEE'S SAVINGS PLAN
                            (Full Title of the Plan)

                                 --------------

                                DENNIS J. CONROY
                             CHIEF EXECUTIVE OFFICER
                             COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                      MOUNTAIN LAKES, NEW JERSEY 07046-1495
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            TELEPHONE: (973) 299-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              STEVEN WOLOSKY, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 451-2300
                            FACSIMILE: (212) 451-2222

                                 --------------

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                                 DEREGISTRATION

            Computer  Horizons Corp., a New York  corporation (the "Company") is filing this Post-Effective  Amendment No. 1 (the "Post Effective  Amendment") to
the  Registration  Statement on Form S-8, filed with the Securities and Exchange
Commission  on  December  5,  1995,  File  No.   033-64763  (the   "Registration
Statement"),  in  order to  deregister  certain  of the  250,000  shares  of the
Company's common stock, $.10 par value (the "Common Stock") and interests in the
Computer  Horizons  Corp.   Employee's  Savings  Plan  (the  "Plan")  that  were
originally registered pursuant to the Registration Statement.

      On February 14, 2007 the  shareholders of the Company approved the sale of substantially  all of the assets of the Company  pursuant to the asset  purchase agreements  referred to below and  approved a plan of complete  liquidation  and dissolution of the Company.

      On February 16, 2007,  substantially all of the assets of the Company were sold pursuant to that certain Asset Purchase Agreement,  dated as of October 18,
2006, by and among Axium International,  Inc., a Delaware corporation, Diversity
MSP, Inc., a California  corporation,  Chimes,  Inc., a Delaware corporation and the Company, and that certain Asset Purchase Agreement,  dated as of November 7,
2006, by and among  TEKsystems,  Inc., a Maryland  corporation,  TEKsystems EF&I
Solutions,  LLC, a Maryland  limited  liability  company,  Allegis  Group Canada
Corporation,  a Nova Scotia unlimited liability  corporation,  the Company,  GBS
Holdings Private Limited,  a corporation  organized under the laws of Mauritius,
CHC Healthcare Solutions,  LLC, a Delaware limited liability company and Allegis
Group, Inc., a Maryland corporation.

      In connection with the sale of assets and pending the complete liquidation and dissolution of the Company pursuant to the plan of complete  liquidation and dissolution, the Company is terminating the Plan.

      Accordingly, in accordance with Rule 478 under the Securities Act of 1933, as amended  (the  "Act"),  and the  undertaking  contained  in the  Registration
Statement  pursuant to Item  512(a)(3) of Regulation S-K  promulgated  under the
Act, the Company is filing this Post  Effective  Amendment to Form S-8 to remove from  registration  all Plan  interests and all shares of Common Stock that were included  in  the  Registration  Statement  but  were  not  previously  sold  in accordance with the terms of the Plan.

                                   SIGNATURES

      Pursuant  to the  requirements  of the  Securities  Act of 1933,  Computer
Horizons Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 POS and has duly caused this Post
Effective  Amendment  to be signed on its behalf by the  undersigned,  thereunto duly authorized, in the City of Mountain Lakes, State of New Jersey, on the 23rd
day of April, 2007.

                                        COMPUTER HORIZONS CORP.

                                        By: /s/ Dennis J. Conroy
                                            ------------------------------------
                                            Name: Dennis J. Conroy
                                            Title: President and Chief Executive
                                                   Officer

      Pursuant  to the  requirements  of the  Securities  Act of 1933,  Computer
Horizons  Corp.,  as the  Plan  Administrator  of the  Computer  Horizons  Corp.
Employee's  Savings Plan,  has duly caused this Post  Effective  Amendment to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Mountain Lakes, State of New Jersey, on the 23rd day of April, 2007.

                                        COMPUTER HORIZONS CORP.
                                        EMPLOYEE'S SAVINGS PLAN
                                        By: Computer Horizons Corp.

                                        By: /s/ Barbara Moss
                                            ------------------------------------
                                            Name: Barbara Moss
                                            Title: Chief Financial Officer